Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	MDIH Sponsor LLC

Address of Joint Filer:	c/o MDH Acquisition Corp.
600 N. Carroll Ave., Suite 100
Southlake, Texas 76092

Relationship of Joint Filer to Issuer:	10% Holder

Issuer Name and Ticker or Trading Symbol:	MDH Acquisition Corp. [MDH]

Date of Event Requiring Statement:
(Month/Day/Year):	2/1/2021

Name of Joint Filer:	Franklin McLarty

Address of Joint Filer:	c/o MDH Acquisition Corp.
600 N. Carroll Ave., Suite 100
Southlake, Texas 76092

Relationship of Joint Filer to Issuer:	10% Holder and Director

Issuer Name and Ticker or Trading Symbol:	MDH Acquisition Corp. [MDH]

Date of Event Requiring Statement:
(Month/Day/Year):	2/1/2021

Name of Joint Filer:	Beau Blair

c/o MDH Acquisition Corp.	c/o MDH Acquisition Corp.
600 N. Carroll Ave., Suite 100	600 N. Carroll Ave., Suite 100
Southlake, Texas 76092	Southlake, Texas 76092

Relationship of Joint Filer to Issuer:	10% Holder and Officer, Chief Executive Officer

Issuer Name and Ticker or Trading Symbol:	MDH Acquisition Corp. [MDH]

Date of Event Requiring Statement:
(Month/Day/Year):	2/1/2021